Exhibit 99.1

Wolfspeed Announces Subscriptions for $379 Million of Convertible Notes and $96.9 Million of Common Stock and Pre-Funded Warrants

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Pursuant to the Company’s focus on strengthening its capital structure, the Company is raising capital from new and existing investors, with the proceeds intended to reduce highest cash cost debt, lower annual interest expense, and reduce total debt

•	Gross proceeds from the Private Placements to redeem approximately $475.9 million of the outstanding Senior Notes

•	Issues approximately $60.0 million of new shares of common stock at a 10.0% premium over the closing price on March 18, 2026

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Efforts to strengthen the balance sheet support initiatives to diversify key end markets and capture opportunities in emerging high-voltage applications including AI data centers, industrial and energy, and aerospace and defense markets

DURHAM, N.C.—(BUSINESS WIRE)—March 19, 2026—Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed”) today announced that on March 19, 2026, it entered into separate, privately negotiated subscription agreements with investors pursuant to which Wolfspeed will place (i) $379,000,000 aggregate principal amount of its 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Notes”) and (ii) 3,250,030 shares of common stock, at a purchase price of $18.458 per share (the “Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,000,000 shares of Wolfspeed’s common stock at a price of $18.448 per pre-funded warrant. The issuance and sale of the Notes, Shares and Pre-Funded Warrants (the “Private Placements”) is expected to settle on March 26, 2026, subject to customary closing conditions. Funds managed by new and existing investors participated in the Private Placements.

Wolfspeed anticipates that the gross proceeds from the issuance and sale of the Notes will be $379.0 million and anticipates that the gross proceeds from the issuance and sale of the Shares and the Pre-Funded Warrants will be approximately $96.9 million, resulting in anticipated aggregate gross proceeds from the Private Placements of approximately $475.9 million, before deducting placement agent and financial advisor fees and other expenses.

Consistent with the Company’s previously communicated strategy to enhance its capital structure, Wolfspeed intends to use the gross proceeds from the Private Placements to redeem approximately $475.9 million of the outstanding Senior Notes in order to reduce higher-cost debt instruments, lower annual interest expense, and reduce total debt. These efforts intend to strengthen the Company’s balance sheet, supporting initiatives to diversify key end markets and capture opportunities in emerging high-voltage applications including AI data centers, industrial and energy, and aerospace and defense markets.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated March 26, 2026, between Wolfspeed, Wolfspeed Texas LLC (the “Guarantor”) and U.S. Bank Trust Company, National Association, as trustee and collateral agent”.

The Notes will bear cash interest at a rate of 3.5% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2026. The Notes will mature on March 15, 2031, unless earlier repurchased, redeemed or converted.

The Notes will be guaranteed on a senior basis by the Guarantor, and the Notes and the related guarantee by the Guarantor will be senior, secured obligations of Wolfspeed and the Guarantor, secured by substantially all assets of the Company and the Guarantor (the “Collateral”). The Notes and related guarantees (i) will rank equally in right of payment, without giving effect to collateral arrangements, with any existing and future senior indebtedness of the Issuer and the Guarantor, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Issuer and the Guarantor, (iii) will be effectively subordinated to all secured indebtedness of the Issuer and the Guarantor that is secured by a lien on the Collateral that is senior or prior to the lien on the Collateral securing the Notes (including obligations under Wolfspeed’s existing Senior Secured Notes due 2030 (the “Senior Notes”)), (iv) will be effectively senior to all indebtedness of the Issuer and the Guarantor that is not secured by a lien on the Collateral, or that is secured by a lien ranking junior to the lien on the Collateral securing the Notes (including Wolfspeed’s existing 2.5% Convertible Second Lien Senior Secured Notes due 2031 and 7.00%/12.00% Second Lien Senior Secured PIK Toggle Notes due 2031) and (v) will be structurally subordinated to all liabilities of the non-guarantor subsidiaries.

Noteholders will have the right to convert their Notes at any time at their election (subject to certain limitations) until the close of business on the second scheduled trading day immediately before the maturity date. The initial conversion rate for the Notes will be 49.6623 shares of Wolfspeed’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.14 per share of Wolfspeed’s common stock), and will be subject to customary anti-dilution adjustments. Conversions of the Notes will be settled in cash, shares of the common stock or a combination thereof, at Wolfspeed’s election. The initial conversion price represents a conversion premium of approximately 20.0% over the last reported sale price of $16.78 per share of Wolfspeed’s common stock on the New York Stock Exchange on March 18, 2026.

If a “fundamental change” (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require Wolfspeed to repurchase their notes for cash at a repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

The Notes will be redeemable, in whole or in part, for cash at Wolfspeed’s option at any time, and from time to time, on or after March 20, 2028, and on or before the 35th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Wolfspeed’s common stock exceeds 175% of the conversion price for a certain period of time if the redemption date occurs on or before March 19, 2029 and 130% of the conversion price for a certain period of time if the redemption occurs on or after March 20, 2029, in each case subject to the satisfaction of certain conditions. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Subject to certain restrictions, each Pre-Funded Warrant will be exercisable at the option of the holder of such Pre-Funded Warrant for the purchase of one share of Wolfspeed’s common stock at an exercise price of $0.01 per share, subject to customary anti-dilution adjustments.

Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and William Blair & Company L.L.C. acted as placement agents and financial advisors to Wolfspeed in connection with the offering of the securities. J. Wood Capital Advisors LLC also acted as a financial advisor to Wolfspeed.

The securities (and the shares of Wolfspeed’s common stock issuable upon conversion of the Notes or exercise of the Pre-Funded Warrants) to be sold in the Private Placements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Wolfspeed has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and shares of Wolfspeed’s common stock issuable upon the exercise of the Pre-Funded Warrants sold in the Private Placements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the securities, nor will there be any sale of such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.™

Forward Looking Statements:

This press release includes forward-looking statements, including statements regarding the completion of the Private Placements, the expected amount and intended use of the gross proceeds, and the redemption of a portion of the Senior Notes. Forward-looking statements represent Wolfspeed’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Wolfspeed’s business, including those described in periodic reports that Wolfspeed files from time to time with the SEC. Wolfspeed may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the gross proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Wolfspeed does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Wolfspeed® is a registered trademark of Wolfspeed, Inc.

Investor Relations:

Tyler Gronbach

Vice President of External Affairs

919-407-4820

investorrelations@wolfspeed.com